EXHIBIT 99.G

                        MASTER EQUIPMENT LEASE AGREEMENT

                                 NO. 8104NYP813

                           Dated as of March 13, 1981



                                    between



                               AMCOMP CORPORATION

                                     LESSOR



                                      and



                               XEROX CORPORATION

                                     LESSEE

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                               TABLE OF CONTENTS


1.          Definitions

2.          Agreement for Lease of Equipment

3.          Delivery and Acceptance of Equipment

4.          No Warranties by Lessor

5.          Lease Term

6.          Rent

7.          Changes in Acquisition Cost

8.          Lessee's Representations and Warranties

9.          Identification Marks

10.         Fees and Taxes

11.         Indemnification by Lessee

12.         Use of Equipment

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13.         Maintenance and Repair

14.         Loss, Damage or Destruction of Equipment

15.         Transfer

16.         Reports

17.         Insurance

18.         Return of Equipment

19.         Lessor's Ownership:  Equipment to be and
            Remain Personal Property

20.         Events of Default

21.         Assignment and Mortgage

22.         Option to Renew

23.         Lessee's Right to Sublease

24.         Recording, Registration and Filing

25.         Investment Tax Credit

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26.         Quiet Enjoyment

27.         Lessee's Right to Terminate

28.         Miscellaneous




            SCHEDULE A - Rental Schedule A

                         EXHIBIT 1 - Certificate of Inspection and Acceptance

                         EXHIBIT 2 - Stipulated Loss Values

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                        MASTER EQUIPMENT LEASE AGREEMENT

         THIS MASTER EQUIPMENT LEASE AGREEMENT dated as of March 13, 1981 between AmComp Corporation, a wholly owned subsidiary of American Finance Group, Inc. (Lessor), a Massachusetts corporation having a place of business at 131 State Street, Boston, Massachusetts 02109 and Xerox Corporation (hereinafter called "Lessee") a New York corporation with a principal place of business at Xerox Square, Rochester, New York 14644.

         In consideration of the mutual covenants hereafter contained, Lessor and lessee agree as follows:

         1. DEFINITIONS - The following terms shall, unless the context otherwise requires, have the following meanings for all purposes of this Lease:

         (a) "EQUIPMENT" means the equipment described on each Rental Schedule now or hereafter executed pursuant to this Lease, and owned by Lessor and leased by Lessor to Lessee or ordered by Lessor for lease to Lessee as provided herein.

         (b) "ACQUISITION COST" of any item of Equipment means an amount equal to the sum of (i) the purchase price of such item of Equipment to be paid by Lessor, plus, (ii) any excise, sales and use tax on or with respect to such item of Equipment, plus (iii) any reasonable costs, expenses and fees paid or incurred by Lessor in obtaining and delivering such item of Equipment to Lessee and any expenses of installation of such item of Equipment paid for by Lessor.

         (c) "CERTIFICATE OF INSPECTION AND ACCEPTANCE" means a certificate substantially in the form attached hereto and marked "Exhibit 1 to Rental Schedule (A)" to be executed by Lessee, and dated the date of Lessee's acceptance of Equipment for lease hereunder of any Equipment delivered to Lessee.

         (d) "LEASE TERM" for each Rental Schedule (A) shall mean the "Primary Term" including any period of renewal provided for in Section 22.

         (e) "PRIMARY TERM" for each Rental Schedule (A) shall commence on the first day of the calendar month following Lessee's execution of the "Certificate of Inspection and Acceptance" and shall end on the date specified on each Rental Schedule.

         (f) "RENTAL SCHEDULE" means a schedule to be executed by Lessor and Lessee, substantially in the form attached hereto and marked "Rental Schedule", setting forth a full description of Equipment to be leased hereunder, its location, Acquisition Cost, the amount of rent payable by Lessee with respect thereto, the lease term thereof, the Lease Commencement Date with respect thereto, and such other details as Lessor and Lessee may desire.

         (g) "CASUALTY OCCURRENCE" and "STIPULATED LOSS VALUE" shall have the meanings specified in Section 14 hereof.

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         (h)  "EVENT OF DEFAULT" shall have the meaning specified in Section 20 hereof.

         (i) "LEASE COMMENCEMENT DATE" with respect to an item of Equipment means the date of the commencement of the lease term of such item, and shall be the date such item is accepted by Lessee for lease hereunder.

         (j) "MANUFACTURER(S)" shall mean the manufacturer(s) listed for each piece of Equipment on the Rental Schedule.

         2. AGREEMENT FOR LEASE OF EQUIPMENT - Lessor shall lease to Lessee and Lessee shall lease from Lessor such Equipment as may be mutually agreed, in the manner and upon the terms and conditions specified in this Equipment Lease. Lessee shall evidence its request to Lessor to order particular items of Equipment for lease to Lessee hereunder by executing and delivering a Rental Schedule for such Equipment to Lessor. Lessee's execution of such Rental Schedule shall obligate Lessee to lease the Equipment described therein from Lessor upon the acceptance, as provided in Section 3, of such Equipment by Lessee. Each Rental Schedule with attached Certificate of Inspection and Acceptance shall constitute a separate lease.

         3. DELIVERY AND ACCEPTANCE OF EQUIPMENT - Lessor and Lessee understand that the manufacturer or vendor of the Equipment will deliver the Equipment to the premises of the Lessee specified in the Rental Schedule and such delivery shall be deemed to be delivery of the Equipment by Lessor to Lessee hereunder. Lessor hereby authorizes Lessee as its agent to accept for Lessor, and in Lessor's name, the Equipment from said manufacturer or vendor upon delivery. Upon such delivery, Lessee shall cause an inspector or inspectors of Lessee to inspect the Equipment, and if it is found to be acceptable to accept delivery of such Equipment and execute and deliver to Lessor a Certificate of Inspection and Acceptance stating that such Equipment has been inspected and accepted and is marked in accordance with Section 9 hereof, whereupon such Equipment shall be deemed to have been delivered to and accepted by Lessee and shall be subject thereafter to all terms and conditions of this Lease.

         4. NO WARRANTIES BY LESSOR - As between Lessor and Lessee, Lessee's acceptance for lease hereunder of any Equipment as evidenced by its execution of a Certificate of Inspection and Acceptance with respect thereto shall constitute Lessee's acknowledgement that such Equipment (a) is of a size, design, capacity and manufacture acceptable to Lessee for lease hereunder, and (b) otherwise conforms to the requirements of this Lease and the Rental Schedule and is subject to all of the terms and conditions of this Lease. LESSOR HEREBY MAKES NO EXPRESS OR IMPLIED WARRANTIES OR REPRESENTATIONS AS TO THE CONDITION OF THE EQUIPMENT, INCLUDING WITHOUT LIMITATION ITS MERCHANTIBILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. In no event shall any defect in, or unfitness of, any Equipment relieve Lessee of the obligation to pay rent or to make any other payments required hereunder or of any other obligation hereunder. Without limiting the generality of the foregoing, Lessor shall not be liable to Lessee for any defects, either latent or patent, in any of the Equipment or for any direct or consequential damage therefrom, and shall not be liable to Lessee for loss of use of any of the Equipment or for any interruption in Lessee's business occasioned by Lessee's inability to use any of the Equipment for

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{illegible} any and all of the Equipment, and agree to execute all agreements and documents reasonably necessary to effect such transfer and assignment. To the extent that any claims or rights of Lessor with respect to the Equipment may not be assigned or otherwise be available to Lessee, Lessor will use its best efforts to enforce such claims or rights against the Manufacturer.

         5. LEASE TERM - The Equipment is leased for a Primary Term as defined herein, unless and until the term of this Lease shall expire, be extended or be terminated pursuant to any provision hereof. The Primary Term shall commence and expire as described in Section 1 herein, and more particularly set forth in the Rental Schedule, marked "Schedule (A)" and attached hereto. Lessee may extend the lease term of each item of Equipment for the extended term specified in
Section 22 hereof, by giving Lessor written notice of Lessee's intention to so extend at least 90 days prior to the expiration of the Primary Term and each succeeding extended term, provided that at the time of the giving of such notice no Event of Default has occurred and is continuing and provided that the lease term of such item of Equipment has not been sooner terminated as aforesaid.

         Lessee hereby authorizes Lessor to insert the Lease Commencement Date for an item of Equipment on the Rental Schedule therefor when such item has been accepted by Lessee for lease hereunder. The words "lease term" as used in this Lease shall, for all purposes of this Lease, and unless the context otherwise requires, be deemed to include each extended term referred to in Section 22.

         6. (a) This Lease is a net lease and Lessor shall invoice Lessee for the amount of each Basic Rent payment set forth in the Rental Schedule no earlier than thirty (30) days prior to the specified payment date therefor, and Lessee shall pay to Lessor within thirty (30) days following receipt of Lessor's invoice, such amount set forth in the Rental Schedule at Lessor's address set forth above, or at such other address or to such other person or entity as Lessor, from time to time, may designate in writing.

         (b) Lessee shall also pay to Lessor, in lawful money of the United States, all amounts which Lessee is required to pay pursuant to this lease (other than Basic Rent) together with every fine, penalty, interest and cost which may be added for non-payment or late payment thereof. Such amounts shall constitute additional rent. If Lessee shall fail to pay any additional rent, Lessor shall have the right to pay the same and shall have all rights, powers and remedies with respect thereto as are provided herein or by law in the case of nonpayment of Basic Rent. Lessee shall pay to Lessor interest at two and a half percent (2 1/2%) plus the Prime Interest Rate per annum which shall be defined as the best rate then charged by The Chase Manhattan Bank of New York for loans to substantial commercial borrowers, or the maximum per annum rate permitted by law on all overdue Basic Rent from ten (10) days following Lessee's receipt of Lessor's written notice of non-payment until paid, and on all overdue additional rent paid by Lessor on behalf of Lessee from the date of payment by Lessor until repaid by Lessee. Lessee shall perform all its obligations

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under this Lease at its sole cost and expense, and shall pay all Basic Rent and additional rent when due, without further notice or demand.

         7. CHANGES IN ACQUISITION COST - In the event that, subsequent to Lessor's placing of the order for the Equipment with the Manufacturer and prior to the execution by Lessee of the "Certificate of Inspection and Acceptance", the Acquisition Cost shall increase or decrease, Lessor and Lessee agree to make the necessary changes to the Rental Schedule for such item of Equipment and to make any necessary adjustments necessitated thereby in the rent figures set forth on such Rental Schedule. Lessor agrees that it will take no action which will cause the price of the Equipment to increase during the period set forth herein.

         8. LESSEE'S REPRESENTATIONS AND WARRANTIES - Lessee represents and warrants for the benefit of Lessor and if requested by Lessor, will provide other supporting documents to the effect that (a) at the time Lessor becomes owner of the Equipment, the Equipment will not have been used by Lessee for purposes other than testing; (b) Lessee is a corporation legally incorporated and validly existing, in good standing under the laws of its state of incorporation set forth above, with full corporate power to enter into this lease and to pay and perform its obligations hereunder, and is qualified to do business in the location where the Equipment is installed; (c) this Lease has been duly authorized, executed and delivered by Lessee, enforceable in accordance with its terms; (d) no approval is required from any public regulatory body nor from any parent or affiliate of Lessee or from any other person, firm or corporation with respect to the entering into or performance of this Lease; and (e) there are no suits or proceedings pending, or to the knowledge of Lessee threatened, in any court or before any regulatory commission, board or other administrative governmental agency against or affecting Lessee, which would impair Lessee's ability to pay the rents as they become due or perform any of its other obligations pursuant to this Lease.

         9. IDENTIFICATION MARKS - If requested in writing by Lessor or required by federal, state or local law, Lessor shall furnish to Lessee and Lessee shall, at Lessee's expense, affix or attach to the Equipment a sign, stencil, plaque, legend, tag or other form of notice to disclose Lessor's ownership of the Equipment or that the Equipment is leased, and Lessee shall keep and maintain such sign, stencil, plaque, tag or other form of notice affixed or attached to the Equipment throughout the lease term thereof. Lessee will not allow the name of any persons, associations or corporations to be placed on any Equipment as a claim of ownership other than that of Lessor; provided, however, that Lessee may cause such Equipment to be lettered with the names or initials or other insignia customarily affixed by Manufacturer or used by Lessee on equipment used by it of the same or a similar type for convenience of identification of its rights to use such Equipment as permitted under this Lease or normal advertising displays.

         10. FEES AND TAXES - Lessee agrees to pay promptly when due, and to indemnify and hold Lessor harmless from, all license, title and registration fees whatsoever and all sales, use, personal property or stamp tax (together with any penalties, fines or interest thereof) assessed, levied or imposed by any governmental or taxing authority against or upon Lessor,

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{illegible} or the rents, receipts or earnings arising therefrom which accrue during the term of this Lease, excluding, however, any federal, state or local taxes levied on or measured by Lessor's income, and penalties, fines and interest caused by acts, omissions or delay of Lessor. In the event any such fees, levies, imposts, duties, charges or taxes which are the responsibility of Lessee are paid by Lessor, or if Lessor be required to collect or pay any thereof, Lessee shall reimburse Lessor therefor (plus any penalties, fines or interest thereon) promptly upon Lessor's written demand demand. Lessee will file and pay all personal property tax returns covering the Equipment and upon Lessor's written request will provide proof thereof. All of the obligations of Lessee under this Section with respect to any fees, levies, imposts, duties, charges, withholdings and taxes (together with any penalties, fines or interest thereon) assessed, levied, imposed or accrued prior to the expiration or other termination of this Lease or the lease term of all Equipment leased hereunder shall continue in full force and effect notwithstanding such expiration or other termination and are expressly made for the benefit of, and shall be enforceable by, Lessor.

         It is understood that Lessor shall obtain a sales tax exemption, where available, with respect to its purchase of the Equipment from the Manufacturer. In the event Lessee moves the Equipment from the State of New York, any tax payable with respect to the use of the Equipment by Lessee shall be paid monthly by Lessee, on a pro rata basis, with each rental payment due hereunder, to the extent permissible by law.

         11. INDEMNIFICATION BY LESSEE - Lessee shall indemnify Lessor against, and agrees to defend, protect, save and keep Lessor harmless from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements, including reasonable legal fees and expenses, of whatsoever kind and nature imposed on, incurred by or asserted against Lessor (including, without limitation, by way of strict or absolute liability), in any way relating to or arising out of:

         (a) The construction, purchase, acceptance or rejection of the Equipment; or,

         (b) Lessee's acts or omissions relating to the ownership, delivery, non-delivery, possession, use, maintenance, operation, control, condition, return, redelivery, storage, surrender, or other use of the Equipment during the term of this Lease, including without limitation, (i) claims or penalties arising from any violation of the laws of any country or political subdivision thereof, (ii) loss, damage, destruction, removal of the Equipment, death or injury to any person, including tort claims of any kind, whether based on fault or strict liability in tort (whether or not

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such loss, damage, death or injury is shown to be caused by any use or misuse of the Equipment), (iii) any liens or other claims required to be removed or released by Lessee pursuant to Section 12, (iv) latent or other defects, whether or not discoverable, and (v) any claim for patent, trademark or copyright infringement. In case any action, suit or proceeding is brought against Lessor by reason of any of the foregoing, Lessee, at Lessee's expense, shall cause the claim upon which such action, suit or proceeding is based to be discharged, or shall resist and defend such action, suit or proceeding (or cause the same to be resisted or defended) by counsel designated by Lessee and approved by Lessor (which approval shall not be unreasonably withheld). Notwithstanding any other provision hereof, Lessor shall not be required to take any action hereunder involving the expenditure of funds unless Lessee shall have provided Lessor with such funds as may reasonably be requested by it in connection with such action to be taken by it. Nothing herein shall obligate Lessee to take any action or to pay any indemnity with respect to any loss, lien or claim arising out of acts of Lessor or Lessor's failure to act.

         The indemnification by Lessee under this Section 11 shall survive the payment of all other obligations under, and the termination of, this Lease and the lease term of all Equipment leased hereunder.

         12. USE OF EQUIPMENT - During the Lease term, Lessee warrants and agrees that the Equipment will be used and operated under and in compliance with the laws of the jurisdictions in which the Equipment may be located and operated, and in compliance with all lawful acts, rules, regulations and orders of any judicial, legislative or regulatory body having power to regulate or supervise the use of the Equipment. During the term of this Lease, Lessee will not directly or indirectly create, incur, assume or suffer to exist any mortgage, security interest, pledge, lien, charge, encumbrance or claim on or with respect to the Equipment, Lessor's title thereto, or any interest therein, except (i) the respective rights of Lessor (and its assigns, if any) and Lessee as herein provided, (ii) liens or encumbrances granted or placed thereon by Lessor (or its assigns, if any), (iii) liens or encumbrances resulting from claims against Lessor but not against Lessee, and not resulting from any default of Lessee, (iv) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings, (v) inchoate materialmen's, mechanics', workmen's, repairmen's, employees' or other like liens arising in the ordinary course of business and not delinquent, and (vi) liens arising out of judgments against Lessee with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and with respect to which there has been secured a stay of execution pending such appeal or proceeding for review; provided, however, that the liens referred to in clauses (iv), (v) and (vi), above, may remain only so long as the existence thereof does not subject the Equipment in question to forfeiture, seizure, sale or foreclosure or otherwise adversely affect the rights of Lessor or its assigns. Lessee, at its own expense, will promptly take such action as may be necessary to keep the Equipment free and clear of, and to duly discharge, any such mortgage, security interest, pledge, lien, charge, encumbrance or claim not excepted above. Lessee agrees to procure and maintain in effect all licenses, certificates, permits and other approvals and consents required by federal, state, county, municipal or foreign laws and

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regulations in connection with Lessee's possession, use, operation and maintenance of the Equipment. Except as otherwise provided in Section 23, Lessee agrees that without Lessor's prior written consent which will not be unreasonably withheld, Lessee will not assign or transfer its rights under this Lease, or sublease any of the Equipment, or permit any Equipment to be used by anyone other than Lessee, Lessee's employees, a representative of the manufacturer or an independent contractor engaged by Lessee. Upon written notice to Lessor, Lessee may move the equipment to any point in the United States.

         13. MAINTENANCE AND REPAIR - During the Lease Term with respect thereto, Lessee, at Lessee's sole expense, will maintain the Equipment and each Item thereof in good and efficient operating repair and condition except for ordinary wear and tear, and will make all ordinary and extraordinary repairs which may be required to keep the Equipment and each item thereof in good and efficient operating repair and condition.

         13.1 EQUIPMENT ADDITIONS AND FEATURES - Upon request by Lessee, Lessor agrees to purchase or otherwise obtain for the Lessee additional equipment units that are available for interface and connection with the other units of systems covered by this Lease and to lease the same to the Lessee for the remaining Lease term, including renewal terms, upon the same terms and conditions as are herein specified, and the rentals for such additional items shall be negotiated in good faith between Lessor and Lessee.

         When it is stated in the above paragraph that Lessor agrees to lease such additional equipment to Lessee for the remainder of the lease term at a rate to be negotiated between the Lessor and Lessee, it is understood by Lessor and Lessee that they will in good faith negotiate a rate consistent with Lessee's credit and Lessor's representation that Lessor's proposed rates will be competitive with other competitive Lessors'.

         13.2 LESSEE'S ADDITION AND CONNECTION RIGHTS -Notwithstanding the provisions of Section 13.1 and provided that the value of the Equipment or any item thereof shall not be reduced thereby, Lessee shall have the right at any time to add or connect additional compatible equipment to the Equipment whether such compatible equipment is owned by Lessee or on rental with any third party. In each case, Lessee shall disconnect or detach such equipment upon expiration or earlier termination of this Lease, or such equipment shall become the property of the Lessor.

         All related installation and delivery charges for equipment additions are the responsibility of the Lessee.

         14. LOSS, DAMAGE OR DESTRUCTION OF EQUIPMENT - Lessee shall bear all risks of damage to, or loss or destruction of, any Equipment during the lease term thereof and until such Equipment has been returned to Lessor pursuant to the provisions of Sections 18 or 20, whichever is applicable. Except as otherwise herein expressly provided, no such damage to, or loss or destruction of any Equipment, shall impair any obligation of Lessee to Lessor under this Lease, including, without limitation, the obligation to pay rent. In the event that any item of equipment shall become lost, stolen, destroyed or irreparably damaged from any cause whatsoever, or if

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any item of Equipment of Lessor's title thereto shall be requisitioned or seized by any governmental authority (each such occurrence being hereafter called a "Casualty Occurrence") during the lease term of such item until such item has been returned to Lessor in accordance with the provisions of Sections 18 or 20 hereof, whichever is applicable, Lessee shall promptly notify Lessor in writing of such fact, fully informing Lessor of all details with respect thereto, and shall;

         (a) At the option of Lessee, either place the same in good repair, condition and working order and lease such repaired Equipment under this lease for the remainder of the lease term; or replace the same with like property the same with like property in good repair, condition and working order; which property shall thereupon become subject to this lease for the then remaining lease term; or

         (b) Pay Lessor therefor in cash the "Stipulated Loss Value" as set forth in Exhibit 2 or any subsequent schedules which may hereafter be made a part hereof, plus accrued rent to date of payment. Upon such payment this lease shall terminate with respect to the Equipment or part thereof so paid for and all Lessor's right and title to the Equipment shall automatically pass to Lessee, and if requested by Lessee, Lessor shall execute a bill of sale naming Lessor as the seller and Lessee as the buyer.

         Any insurance proceeds received as a result of a Casualty Occurrence with respect to an item of Equipment shall be applied first in reduction of any then unpaid obligation of Lessee to Lessor hereunder and secondly in reduction of Lessee's obligation to pay the "Stipulated Loss Value" for such item, if not already paid by Lessee to Lessor, or, if already paid by Lessee, to the reimbursement of Lessee for its payment of such "Stipulated Loss Value" and from the balance of the proceeds, Lessee will be paid the present value discounted at six percent (6%) of the amount that would be required to lease replacement Equipment for the remaining term of the Lease under the same terms and conditions as contained herein, and any remaining balance will be paid to the Lessor.

         15. TRANSFER - Lessor may at its sole discretion sell or transfer the equipment and/or lease to a partnership, of which it is a General Partner, or a subsidiary corporation, subject to the rights of the Lessee or any assignee of Lessee against Lessor under the Lease.

         16. REPORTS - On or before 12/31 of each year, commencing with next following the date hereof, Lessee will cause to be furnished to Lessor, if requested, an accurate statement, as of the preceding 12 mos, (a) showing the amount, description and identifying numbers of all items of Equipment that may have suffered a Casualty Occurrence during the preceding twelve (12) months (or since the date of this Lease, in the case of the first such statement), and such other information regarding the condition and state of repair of such items as Lessor may reasonably request, (b) certifying that all items of Equipment have been marked as required by Section 9 hereof, and (c ) specifying the current location of equipment. Lessor shall have the right, upon reasonable notice to Lessee, and subject to Lessee's reasonable security requirements, to inspect the items of Equipment and Lessee's records with respect thereto at such times as shall

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be reasonably necessary to confirm to Lessor the existence and proper maintenance thereof during the continuance of the Lease.

         17. INSURANCE - Lessee will either self-insure or maintain, at its sole cost and expense, at all times during the lease term of any Equipment, and until such Equipment has been returned to Lessor in accordance with the provisions of Sections 18 or 20, whichever is applicable, with reputable insurers acceptable to Lessor, such acceptance not to be unreasonably withheld, (a) insurance in an amount equal to the Fair Market Value, not less than the "Stipulated Loss Value" (defined above), whichever is greater, of each item of Equipment leased hereunder, insuring against loss and/or damage to such Equipment arising out of any risk covered by fire, windstorm, explosion, and extended coverage and against such other risks as are customarily insured against by companies owning property of a similar character and engaged in a business similar to that engaged in by Lessee, and (b) comprehensive public liability and property damage insurance which shall in no event be less than $500,000 per person, $1,000,000 per occurrence and $50,000 for property damage insuring against liability for death, bodily injury and property damage resulting from ownership, maintenance, use or operation of the Equipment. All insurance policies shall (i) name Lessor as an additional insured, with losses under the physical loss and/or damage policies to be payable to Lessor and Lessee (and also to an assignee of Lessor, if requested by such assignee) as their respective interests may appear, (ii) provide that the policies will not be invalidated as against Lessor (or as against any assignee of Lessor) because of any violation of a condition or warranty of the policy or application therefor by Lessee, and (iii) provide that the policies may only be materially altered or cancelled by the insurer after thirty (30) days prior written notice to Lessor and to any assignee of Lessor. Lessee shall deliver to Lessor, prior to the Lease Commencement Date for any item of Equipment (or at such other time or times as Lessor may request) a certificate or other evidence of the maintenance of all such insurance satisfactory to Lessor, provided however, that Lessor shall be under no duty to examine such certificates or other evidence of insurance, or to advise Lessee in the event that its insurance is not in compliance with this Lease. In the event of failure on the part of Lessee to provide and furnish any of the aforesaid insurance, Lessor may produce such insurance and Lessee shall, upon demand, reimburse Lessor for all expenditures made by Lessor for such insurance, together with interest thereon computed at two and a half percent (2-1/2%) plus the Prime Interest Rate per annum as herein defined, or the maximum per annum rate of interest permitted by law, from the date of Lessor's payment until reimbursement by Lessee. The comprehensive physical loss or damage insurance policy or policies shall also provide that upon receipt by the insurer from Lessor of any written notice of the occurrence of an Event of Default hereunder, any proceeds payable by said insurer with respect to any loss or destruction of, or damage to, any Equipment, shall be payable solely to Lessor (and to any assignee of Lessor, if requested by such assignee) from the date of said insurer's receipt of such written notice, up to the date said insurer receives written notice from Lessor that said Event of Default is not longer continuing hereunder.


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         18.  RETURN OF EQUIPMENT - Upon the expiration or termination of the lease term of any Equipment, whether by the passage of time or otherwise, Lessee will forthwith surrender and return possession of such Equipment to Lessor, in its original condition, reasonable wear and tear only being excepted, by (a) properly preparing, crating and/or assembling such Equipment for shipment by common carrier, and (b) shipping such Equipment by common carrier, with insurance and freight prepaid, to a place designated by Lessor, which place shall not be greater in distance than 500 miles from the original location of such Equipment, unless Lessor pays the freight for the distance in excess of 500 miles.

         19. LESSOR'S OWNERSHIP: EQUIPMENT TO BE AND REMAIN PERSONAL PROPERTY - Lessee acknowledges and agrees that it has not, and by the execution of this Lease it does not have or obtain, and by payments and performance hereunder it does not and will not have or obtain, any title to the Equipment, nor any property right or interest, legal or equitable, therein, except its rights as Lessee hereunder and subject to the terms hereof. It is expressly understood that all of the Equipment shall be and remain personal property notwithstanding the manner in which the Equipment may be attached or affixed to the realty, and that upon the expiration or other termination of the lease term of any Equipment, Lessee shall have the obligation, and Lessor shall have the right, to remove, or cause the removal of, such Equipment, from the premises whereon the same is then located, whether or not any such Equipment is affixed or attached to the realty or to any building. If Lessee is unable to return, or is prevented from returning, any Equipment to Lessor upon the expiration or termination of the lease term hereof as required under Section 18 hereof, for any reason whatsoever, including, but not limited to, the assertion by any third party of any claim against such Equipment, or of any right with respect thereto, whether or not resulting from the manner in which such Equipment is affixed to or attached to, or installed on or in, the realty or any building(s) thereon, such Equipment shall, for all purposes of this Lease be deemed to have been subject of a Casualty Occurrence, and Lessee shall pay to Lessor the amounts provided in
Section 14 hereof, with respect to such Equipment, at the time, in the manner, and with the consequences provided in such Section.

         20. EVENTS OF DEFAULT - If, during the continuance of the Lease, one or more of the following events (hereinafter called "Events of Default") shall occur:

         (a) Default shall be made in the payment of any rent hereunder, or default shall be made in the payment of any obligation provided for in this Lease, and any such default shall continue for more than fifteen (15) days after the receipt of written notice, by certified mail, return receipt requested thereof to Lessee;

         (b) Lessee shall default in the observance and/or performance of any covenant, condition and agreement on the part of Lessee to be observed and/or performed under this Lease and such default shall continue for thirty (30) days after the written notice from Lessor to Lessee specifying the default and demanding the same to be remedied, provided there shall be no event of default if Lessee is proceeding diligently to cure and, if appropriate, reasonable indemnification is provided for and accepted by Lessor and its assignee(s);

         (c) Any material representation or warranty made by Lessee herein or in any document or certificate furnished to Lessor in connection herewith or pursuant hereto shall at any time prove to be incorrect when made in any material respect;

         (d) Lessee shall make or permit any unauthorized assignment or transfer of this Lease or of Lessee's rights and obligations hereunder, or Lessee shall make or permit any unauthorized sublease or transfer of any Equipment, or the possession of same;

         (e) Lessee shall make an assignment for the benefit of creditors, or cease doing business as a going concern, or become insolvent or bankrupt or admit in writing its inability to pay its debts as they mature, or consent to the appointment of a trustee or receiver, or a trustee or a receiver shall be appointed on decree or order of a court having jurisdiction in the premises, for Lessee or for a substantial part of Lessee's property without Lessee's consent and such decree or order shall continue undischarged and unstayed for a period of ninety (90) days, of bankruptcy, reorganization, insolvency, arrangement, or liquidation proceeding shall be instituted by or against Lessee, and if instituted against Lessee, a decree or order adjudicating Lessee a bankrupt shall continue undischarged and unstayed for a period of ninety (90) days. Then, in any such case, Lessor, at its option, may do any one or more of the following:

         (1) declare this Lease in default upon written notice to Lessee, whereupon, the entire amount of rent remaining to be paid over the balance of the lease term of all Equipment then leased hereunder, computed from the date of Lessee's default, shall become immediately due and payable;

         (2) proceed by appropriate court action or actions at law or in equity or in bankruptcy to enforce performance by Lessee of the covenants and terms of this Lease and/or to recover damages for the breach thereof;

         (3)  terminate this Lease upon written notice to Lessee;

         (4) if Lessor elects not to avail itself of the remedy pursuant to (i) infra, Lessor may, whether or not this lease be so terminated, repossess the Equipment, wherever found, with legal process, and for this purpose Lessor and/or its agents may enter upon any premises of or under control or jurisdiction of Lessee or any agent of Lessee and remove the Equipment therefrom.

         With respect to any Equipment returned to Lessor, or repossessed by Lessor pursuant to subparagraph (4) above, Lessor may hold or use such Equipment for any purpose whatsoever if this Lease has been terminated, or if it has not been terminated, Lessor shall either sell same at a private or public, cash or credit sale, or re-lease by Lessor. In the event of the sale or re-leasing by Lessor of any such Equipment, Lessee shall be liable for, and Lessor may forthwith recover from Lessee as liquidated damages for breach of this Lease, and not as a penalty, an amount equal to the lesser of (a) 115% of the Stipulated Loss Value as of the date of the default, or (b) the sum of (I) the entire amount of rent which would have accrued for the balance of the lease term of such Equipment, computed from the date of Lessee's default, plus (ii) an amount equal to the percentage factor on Exhibit 2 to Schedule (A) (""Stipulated Loss Value") applicable to such Equipment, (which amount represents Lessor's estimate as of the date of the execution of this Lease, of what the minimum value of such Equipment would be at the end of the lease term), less (iii) the proceeds of any sale or re-leasing of such Equipment, after first deducting therefrom all costs and expenses of repossession, storage, repairs,

         If Lessee fails to deliver any Equipment to Lessor, then with respect to such Equipment, Lessee shall be liable for, and Lessor may forthwith recover from Lessee as liquidated damages for breach of this Lease, and not as a penalty, an amount equal to the sum of the amounts specified in items (i) and
(ii) above for such Equipment.

         Whether or not any Equipment is returned to, or repossessed by Lessor, aforesaid, Lessee shall also be liable for, and Lessor may forthwith recover from Lessee, all unpaid rent and other unpaid sums that accrued prior to the date of Lessee's default. In addition to the foregoing, Lessor may also recover from Lessee all costs and expenses, including without limitation reasonable attorney's fees and fees of collections agencies, incurred by Lessor in exercising any of it rights or remedies hereunder.

         Since pursuant to the foregoing Lessor may receive or recover payment of the amounts specified in subparagraph (a) or items (i) or (ii) above earlier than Lessor would otherwise be entitled to receive or recover same by Lessee's default, such amounts shall be discounted to their present value at the rate of seven percent (7%) per annum, and there shall be added to such amounts, after such discount, interest at the rate specified in Section 6 (b) hereof from the date of Lessee's default up to the date of the payment of such amount to Lessor.

         In the event that any court of competent jurisdiction determines that any provision of this Section 20 is invalid or unenforceable in whole or in part, such determination shall not prohibit Lessor from establishing damages it sustained as a result of any breach of this Lease in any action or proceeding in which Lessor seeks to recover such damages. Any repossession or resale of any Equipment shall not bar an action for damages for breach of this Lease, as hereinbefore provided, and the bringing of an action or the entry of judgment against Lessee shall not bar Lessor's right to repossess any or all Equipment.

         The remedies herein provided in favor of Lessor, shall not be deemed to be exclusive, but shall be cumulative and shall be in additional to all other remedies in Lessor's favor existing in law, in equity or bankruptcy.

         21. ASSIGMENT AND MORTGAGE - Lessor may assign this Lease, and may grant a mortgage on, or security interest in, any Equipment to any such assignee, in whole or in part, without notice to, or the consent of Lessee. Subject to the last paragraph of this section, each such assignee shall have all of the rights but none of the obligations of Lessor under this Lease and Lessee shall, upon receipt of written notice thereof, from Lessor, recognize each such assignment and mortgage or security interest and shall accept and comply with the directions or demands given in writing by any such assignee. Lessee shall not assert against such assignee, any defense, counterclaim or set-off that Lessee may have against Lessor. However, nothing herein shall relieve Lessor from its obligations to Lessee hereunder. After any such assignment this Lease may not be amended or modified without the prior written consent of any such assignee which shall not be unreasonably withheld. Upon any assignment of this Lease or the granting of any mortgage on, or security interest in, any of the Equipment, Lessor or its assignee may record any instruments relating to the assignment, mortgage, or security interest desired by Lessor or such assignee in accordance with the laws of appropriate jurisdiction. Lessor agrees that if this Lease is assigned or a mortgage or other security interest is created with respect to the Equipment, the assignment, mortgage or security agreement shall expressly provide that the right, title and interest of the assignee, mortgagee or other secured party thereunder is subordinate and subject to the right, title and interest of the Lessee in and to the Equipment as provided in this Lease, so long as no Event of Default shall have occurred and be continuing.

         22. OPTION TO RENEW - (A) Upon the expiration of the initial term with respect to each Rental Schedule, provided that Lessee has paid all rentals and all other sums then due by Lessee to Lessor, or which would become due upon request of Lessor, as required under the provisions of this Lease, and, provided that no Event of Default, and no event which with the giving of notice or lapse of time, or both would constitute an Event of Default, has occurred and then remains unremedied to Lessor's satisfaction, Lessee shall have the option, exercisable on at least 90 days prior written notice to Lessor to renew the Lease term with respect to all, but not less than all (except for items that have been destroyed and for which Lessor has received payment of the Stipulated Loss Value with respect thereto) of the Equipment then subject to said Rental Schedule, either (i) on a month-to-month renewal basis at the same rate, terms and conditions as described herein or (ii) for a term of less than one year on terms and conditions to be negotiated in conformance with (B), (C) and (D) herein; or, (iii) up to three (3) successive additional terms (each of which being herein called a "Renewal Term") of one year each at a rental for each such Renewal Term, at a rate that would be obtained in an arms-length transaction between an informed and willing prospective lessee and an informed and willing lessor under no compulsion to lease (said rate being herein called the "Fair Rental Rate").

         (B) If, on or before a date of 60 days prior to the expiration of the initial term or any Renewal Term with respect to each Rental Schedule, Lessor and Lessee are unable to agree upon a determination of the Fair Rental Rate for the Equipment, Lessee shall have no obligation to renew this Lease. However, if Lessee wished to proceed with its option, such value shall be determined in accordance with the procedure for Appraisal.

         (C) Appraisal shall mean a procedure whereby two recognized independent equipment appraisers, one chosen by Lessee and one by Lessor shall mutually agree upon the amount in question. Lessor or Lessee, as the case may be, shall deliver a written notice to the other party appointing its appraiser within 15 business days after receipt from the other party of a notice appointing that party's appraiser. If within 15 days after appointment of the two appraisers as described above, the two appraisers are unable to agree upon the amount in question, a third recognized independent appraiser shall be chosen within five days thereafter by the mutual consent of such first two appraisers, or if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by an authorized representative of the American Arbitration Association so appointed and chosen shall be given within a period of ten (10) days after the selection of such third appraiser. The average of the three appraisals arrived at by said three appraisers shall be binding and conclusive on Lessor and Lessee. Lessor and Lessee shall pay the fees of the respective appraisers appointed by them and shall share equally the fees and expenses of the third appraiser, if any, and those of the American Arbitration Association, if applicable.

         (D) After a determination of the Fair Rental Rate of the Equipment has been made in accordance with the procedure described above, Lessee shall exercise its option to renew the lease for the Fair Rental Rate by delivering written notification of such exercise to Lessor not less than sixty (60) days prior to the expiration of the term of each Rental Schedule.

         23. LESSEE'S RIGHT TO SUBLEASE - Provided that no event of default has occurred and is continuing, Lessee shall have the right to sublease the Equipment for a term or terms expiring no later than the day prior to the expiration date of this lease subject to the prior written approval of the Lessor, which approval shall not be unreasonably withheld, except that no such consent shall be required for any sublease or assignment to a domestic subsidiary of Lessee.

         24. RECORDING, REGISTRATION AND FILING - Lessor shall, at its expense, accomplish all recording, registrations and filings of this Lease and any mortgage, security interest, waiver, license, permit or certificate incident thereto, required by law or deemed reasonably necessary by Lessor to protect its interests in the Equipment. Lessee agrees to execute such documents provided by Lessor to accomplish the foregoing.

         25. INVESTMENT TAX CREDIT - Lessee agrees to pay, and to indemnify and hold Lessor harmless from, any claim against or loss suffered by Lessor arising from a disallowance by any state or federal taxing authority of any tax credit or deductions taken by Lessor, or a change in the treatment of this Agreement caused by any misrepresentation of Lessee herein or in the Certificate of Acceptance or any other certificate or document executed by Lessee in connection with this Agreement or by any violation by Lessee of the provisions of this Agreement; however, Lessee has made no representation to Lessor with respect to any tax benefits to be received by Lessor on account of this Agreement. Lessee shall be liable to indemnify Lessor against any such loss or claim only if (i) Lessor gives Lessee notice of such proposed disallowance; (ii) Lessor permits Lessee, at its expense, to defend Lessor against such proposed disallowance in administrative and judicial proceedings (including suits for refund of taxes erroneously assessed); (iii) Lessor cooperates fully with Lessee in any such defense. In the event of a successful suit for refund of tax for which Lessee has indemnified Lessor pursuant to this Section, Lessor shall immediately pay over to Lessee in cash an amount equal to the amount of such refund, but not more than the amount paid by Lessee to Lessor by way of such indemnity.

         26. QUIET ENJOYMENT - So long as no Event of Default has occurred and is continuing hereunder, Lessee shall have peaceful and quiet use and enjoyment of the Equipment against acts of Lessor or anyone claiming by, through, or under Lessor.

         27. LESSEE'S RIGHT TO TERMINATE - Provided that no Event of Default has occurred and then remains unremedied to Lessor's satisfaction:

         A. Lessee shall have the option to terminate prior to the expiration of the primary lease term provided that (i) a minimum of thirty-six (36) monthly payments shall have been made from the Commencement Date of the primary term,
(ii) not less than 180 days prior notice to exercise the early termination option shall have been given in writing to Lessor, (iii) termination shall be effective on the date (the "Termination Date") which is the later of (a) the last day of the month following expiration of full months from the Commencement Date of the primary term or (b) the last day of the month following expiration of the 180 day notice period, and (iv) Lessee shall pay on or prior to the Termination Date, an amount equal to the excess, if any, of the Termination Value (as hereinafter defined) and all other sums due Lessor under this Lease including all rents due and owing to the Lessor up to and including the Termination Date.

         B. During the period from receipt of notice by Lessor until the Termination Date, Lessor and Lessee shall each use its best efforts to obtain firm written offers for the re-lease of the Equipment, and each party shall submit to the other copies of all offers received. No offer shall be considered a Qualified Offer to re-lease unless (i) the offer and offeror have been approved in all respects by Lessor and by Lessor's assignee, and (ii) the offer is received prior to the Termination Date and can be accepted on such date. If no Qualified Offer to re-lease has been received then the Lessee shall continue the lease until expiration.

         The "Termination Value" referred to in this Section 27 shall be an amount equal to the percentage of the Manufacturer's Invoice Cost of the Equipment as set forth with respect to such Termination Date in Exhibit 2 to Schedule (A) of the attached Rental Schedules. If the present value under a re-lease, of all future rents including the Primary Term discounted at the lowest interest rate committed in writing to Lessor in connection with this re-lease, (the "Proceeds") shall be less than the Termination Value for such Equipment, Lessee shall upon the Effective Date of Termination pay to Lessor in cash the amount equal to the excess of such Termination Value over the Proceeds. If the Proceeds of the disposition of such Equipment equal or exceed such Termination Value, then this Lease shall be terminated with respect to such Equipment as of such date without additional payment by Lessee. When Lessor and its Assignee(s) have received all the sums due and payable hereunder, then Lessee shall receive from Lessor and its Assignee(s) a legally enforceable notice of termination of Lessee's rights and obligations under this Lease.

         Lessee shall also pay lessor, on demand, all reasonable and necessary costs incurred by Lessor, if any, associated with (a) solicitation of offers to re-lease and (b) the remarketing, deinstallation, transportation (including transportation insurance), refurbishing and reinstallation of the Equipment

         C. No assignee to whom this Lease has been assigned, whether as collateral security or otherwise, shall have an obligation to solicit offers for the re-lease of the Equipment pursuant to this early termination option. Notwithstanding the assignment of this Lease, this early termination option shall survive in favor of Lessee. Lessee agrees to look only to Lessor, not to any assignee of Lessor for the performance of any affirmative obligation hereunder. The Lessee shall not be relieved of any of its obligations under the Lease until the Termination Payment, as detailed on
Exhibit 2, has been paid in full to Assignee.

         28.  MISCELLANEOUS -

         28.1 NOTICES - Any notice required or permitted to be given by either party hereto to the other shall be deemed to have been given five (5) days after it is deposited in the United States Mails, registered, postage prepaid, addressed to either party at its address set forth herein, or to such other address as either party shall hereafter furnish to the other in writing.

         Notices shall be sent to parties at the following locations:

         1.       Xerox Corporation
                  Xerox Square
                  Location - 850
                  Rochester, NY  14644
                  Attn:  Senior Buyer, Data Processing

         2.       AmComp Corporation
                  131 State Street
                  Boston, MA  02109
                  Attn: President

         28.2 ENTIRE AGREEMENT: SEVERABILITY: EFFECT AND MODIFICATION OF LEASE - This Lease constitutes the entire agreement between the parties with respect to the leasing of the Equipment. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction, shall be, as to such jurisdiction, ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No variation or modification of this Lease and no waiver of any of its provisions or conditions shall be valid unless in writing and signed by duly authorized officers of Lessor and Lessee.

         28.3 COUNTERSIGNATURE - This Master Lease Equipment Agreement and Rental Schedules are not binding until executed by both parties.

         28.4 GOVERNING LAW - Lessor and Lessee agree that this Lease shall be governed by and construed in accordance with the laws of the State of New York.

         28.5 LESSOR'S RIGHT TO PERFORM FOR LESSEE - If Lessee fails to duly and promptly perform any of its obligations under this Lease (except for the payment of rent) or fails to comply with any of the covenants or agreements contained herein, Lessor, after prior written notice to Lessee, may itself perform such obligations or comply with such covenants or agreements, for the account without thereby waiving any default, and any amount paid or expense (including reasonable attorney's fees) reasonably incurred by Lessor in connection with such performance or compliance shall, together with interest thereon at the rate of two and one-half percent (2-1/2 %) plus Prime per annum (providing such rate does not exceed the maximum rate permitted by law, in which event the maximum rate permitted by law shall apply) by payable by Lessee to Lessor on demand.

         28.6 AGREEMENT FOR LEASE ONLY - Lessor and Lessee agree that this Lease is and is intended to be a true lease (and not a lease intended as security or a lease in the nature of a security interest) and further agree to treat same as true lease for all purposes, including, without limitation, legal, tax, clerical and accounting.

         28.7 COMPLIANCE WITH LAW - Upon the execution of this Agreement and the Equipment Schedule(s) attached hereto, Lessor warrants and represents that it has and will continue during the performance hereunder to comply with all relevant provisions of Federal, State and local laws and regulations. Without limiting the generality of the foregoing, Lessor, in accepting the order, represents that the goods to be furnished or the services to be rendered hereunder were or will be ordered or performed in compliance with all applicable requirements of Section 6, 7, and 12 of the Fair Labor Standards Act, as appended, and all valid and applicable regulations and orders of the Administrator of the Wage and Hour Division issued under Section 14 thereof.

         28.8 NONPUBLICITY- Lessor shall not, without the prior written consent of Lessee (a) make any news release, public announcement, denial or confirmation of this Lease or its subject matter, nor (b) in any manner advertise or publish the fact that Lessee has placed the Order. Notwithstanding the foregoing, Lessor's assignees shall be permitted to discuss and disclose information regarding this transaction in connection with non-public offerings in order to acquire sources of equity and debt for the transaction.

         28.9 EQUAL EMPLOYMENT OPPORTUNITY - Lessor agrees to comply with all provisions of Executive Order 11246 of September 24, 1965, and of rules, regulations and relevant orders of the Secretary of Labor related to equality of employment opportunity which Executive Order, all regulations and orders are incorporated herein by this reference. Lessor further agrees, upon request by Lessee, to promptly comply with all request by Lessee to execute all certifications required under Executive Order 11246.

         IN WITNESS WHEREOF, Lessor and Lessee, each pursuant to the due authority, have caused these presents to be signed in their respective names by their duly authorized officers and their corporate seals, if applicable, to be hereunto affixed and duly attested, as of the date first above written.

                                       LESSOR: AMCOMP
                                       ----------------------------

ATTEST:                                BY: /s/ ILLEGIBLE
                                       ----------------------------

                                       TITLE: President
                                       ----------------------------

BY:                                    DATE:  3/13/81
   ---------------------               ----------------------------

                                       LESSEE: XEROX CORPORATION
                                       ----------------------------

ATTEST:                                BY: /s/ ILLEGIBLE
                                       ----------------------------

                                       TITLE: ILLEGIBLE
                                       ----------------------------

BY:                                    DATE: 3/13/81
   ----------------------              ----------------------------

Amendment to and forming part of the Master Equipment Lease Agreement, No. 8104NY8P813, dated March 13, 1981 and by and between AmComp Corporation, a Massachusetts Corporation, as Lessor and Xerox Corporation, a New York Corporation, as Lessee (the "Lease"):

1) The word "earlier" in the third line of Section 6 (a) of the Lease is deleted and the word "later" substituted in its place.

2) The sentence of Section 21 of the Lease is hereby amended to read as follows: "Lessor agrees that if this Lease is assigned or a mortgage or other security interest is created with respect to the Equipment, the assignment, mortgage or security interest shall expressly provide that the right, title and interest of the assignee, mortgagee or other secured party thereunder is subordinate and subject to the right, title and interest of the Lessee in and to the Equipment as provided in Section 26 of this Lease, so long as no Event of Default shall have occurred and be continuing."


XEROX CORPORATION                      AMCOMP CORPORATION

BY: /s/ ILLEGIBLE                      BY: /s/ JOHN L. LEE
    -------------------------             ---------------------------------
                                          John L. Lee

TITLE: Illegible                       TITLE: General Counsel
       ----------------------                 -----------------------------

DATE:  7/10/81                         DATE:  7/10/81
       ----------------------                 -----------------------------

                   MASTER EQUIPMENT LEASE AGREEMENT AMENDMENT


Amendment to Master Equipment Lease Agreement No. 8104NYP813, dated March 13, 1981 by and between AmComp Corporation, a Massachusetts corporation, Lessor and Xerox Corporation, a New York corporation, Lessee (the "Master Equipment Lease Agreement").

1. The following sentence shall be added at the end of Section 23, LESSEE'S RIGHT TO SUBLEASE, of the Master Equipment Lease Agreement:

         "No sublease of the Equipment by Lessee or assignment of this Lease or Lessee's interest hereunder shall relieve Lessee of any of its obligations hereunder."

2. The Second paragraph of Subsection B of Section 27 LESSEE'S RIGHT TO TERMINATE of the Master Equipment Lease Agreement is amended to read as follows:

                  "The "Termination Value" referred to in this Section 27 shall be an amount equal to the product of the applicable percentage as set forth with respect to such Termination Date in Exhibit 3 to Schedule
         (A) of the attached Rental Schedules multiplied by the Manufacturer's Invoice Cost of the Equipment subject to the notice of termination. The "Proceeds" referred to in this Section 27 shall be the present value under a re-lease of the Equipment of all future rents from such re-lease discounted at the lowest interest rate committed in writing in a Qualified Offer. In calculating the Proceeds, only those non-terminable rents that accrue from the Termination Date to the end of the Primary Term or the end of the re-lease, whichever is earlier, shall be taken into account. Lessee shall upon the Effective Date of Termination pay to Lessor or its Assignee(s) in cash the amount equal to the Termination Value of the Equipment; immediately following the receipt of this payment Lessor shall pay to Lessee, in cash, an amount equal to the lesser of the Termination Value or the Proceeds. When Lessor and its Assignee(s) have received all the sums above and payable hereunder, then Lessee shall receive from Lessor and its Assignee(s) a legally enforceable notice of termination of Lessee's rights and obligations under this Lease."

3. The changes embodied in this Amendment shall apply to all Equipment leased pursuant to the Master Lease Agreement, whether such Equipment was leased prior to or subsequent to the execution of this Amendment.

4. Except as expressly altered by the Amendment, the provisions of the Master Equipment Lease Agreement remain in full force and effect.


LESSOR: AMCOMP CORPORATION             LESSEE: XEROX CORPORATION

BY: /s/ GEOFFREY A. MACDONALD          BY: /s/ Illegible
    ---------------------------            ------------------------

TITLE: President                       TITLE: Purchasing Consultant
       ------------------------               ---------------------

DATE:  6/24/81                         DATE:  June 22, 1981
       ------------------------               ---------------------

                                SECOND AMENDMENT

                                       TO

                        MASTER EQUIPMENT LEASE AGREEMENT

         This Second Amendment (the "Second Amendment") to that certain Master Equipment Lease Agreement No. 8104NYP813 dated as of March 13, 1981 by and between American Finance Group, a Massachusetts general partnership, as successor in interest to AmComp Corporation, a Massachusetts Corporation, Lessor and Xerox Corporation, a New York corporation, Lessee, as amended by the Master Lease Agreement Amendments dated as of June 22, 1981 and July 10, 1981 (as amended, the "Master Equipment Lease Agreement") is made as of this 29TH day of October, 1990.

                                   WITNESSETH

         WHEREAS, Lessor and Lessee each desire to amend the master Equipment Lease Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements and promises recited herein, Lessor and Lessee do hereby agree that the Master Equipment Lease Agreement be, and hereby is, amended as shown herein. In the event of any conflict or inconsistency between the terms of the Master Equipment Lease and the terms of this Second Amendment, the terms of this Amendment shall prevail.

         1. The second sentence of Section 28.8 of the Master Equipment Lease Agreement is hereby amended to read in its entirety as follows:

                           "Notwithstanding the foregoing, Lessor and Lessor's
                  assignees shall be permitted to discuss and disclose such information regarding any transaction contemplated hereunder required in the course of raising debt and equity financing for any such transaction or as otherwise required by applicable law."

         2. Except as specifically amended hereunder, the Master Equipment Lease Agreement, as previously amended, remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed as of the date first written above.

LESSOR: AMERICAN FINANCE GROUP         LESSEE: XEROX CORPORATION

BY: /s/ Illegible                      BY: /s/ JOHN L. LEE
    ---------------------------            ------------------------

TITLE: Exec. Vice President            TITLE: General Counsel
       ------------------------               ---------------------

                             AMERICAN FINANCE GROUP

XEROX CORPORATION
XEROX SQUARE 850
ROCHESTER, NY  14644

Attn: Mr. Robert R. Varnozzi, Commodity Specialist

Gentlemen:

         Reference is made to the Equipment Lease Agreement, dated as of March 13, 1981 (the Lease), between Xerox Corporation and AmComp Corporation (Lessor). A security interest has now been granted in the Equipment to Chemical Business Credit Corporation (the Bank) and, as provided under, the Lease, all Lessor's right, title and interest in and to the Lease (but not Lessor's obligations or duties), including, but not limited to, Lessor's right to receive Rental Charges, Stipulated Loss Value, Early Termination Charges, and all other sums due and payable under the Lease, have been assigned to the Bank as collateral security. Therefore, you are hereby notified to remit all future payments or Rental Charges (plus all other sums due and payable under the Lease, beginning with the payments to be made August 1, 1981 as follows:

                          American Finance Group, Inc.
                          G.P.O 5321
                          New York, New York  10087

         Such payments and all other sums due and payable under the Lease should continue to be made directly to the Bank or to such other location as the Bank may designate until you are advised otherwise by Lessor, including the concurrence of the Bank.

         Notwithstanding the above assignment, Lessor will continue to invoice Lessee for Rental Changes during the Lease term. Please sign the original and a copy of this letter and return them to the Bank thereby acknowledging that Lessee will make the payments as set forth above, that the Lease is in full force and effect and no default has occurred and is continuing thereunder, that Lessee has no claims, effect, demands or defenses of any kind, nature or description with reference to any of the Lessor's obligations under the Lease as of the date hereof and that Lessee will send copies of any notices sent to Lessor to the Bank.

         Notwithstanding anything to the contrary contained in the Lease, the following shall apply to the Lease:

         The following is added at the end of Section 8(c ), "and Lessee's execution, delivery and performance thereunder do not and will not contravene any provision of or constitute a default under, any indenture, mortgage, contract or other instrument by which it is bound."

         Section 14(a) is amended by adding "with a market value and utility at least equal to that of the replaced equipment prior to the Casualty Occurrence" after the word "order" in the fifth line thereof.

         Section 20(a) is amended by substituting "ten (10) days" for "fifteen
         (15) days".

         The following shall apply as Section 28.10: "FINANCIAL STATEMENTS - Lessee agrees to furnish, upon Lessor's request, such annual and quarterly financial statements as are furnished to Lessee's stockholders."

Your execution of this letter shall also confirm the following to the Bank: (i) the Lease has been duly authorized, executed and delivered by Lessee; (ii) the Lease is in full force and effect and is legal, valid, binding and enforceable against Lessee, in accordance with its term; (iii) the Lessee is not in default under the Lease as of the date hereof; and (v) that only the copy of the Lease marked "original" is CHATTEL paper for purposes of transferring a security interest in the Equipment and that the other three (3) copies of the lease are not "the original" for such purposes.

                                       Very truly yours,

                                       AmComp Corporation


                                       /s/ GEOFFREY A. MACDONALD
                                       -----------------------------
                                       By: President
                                           -------------------------
                                           (Title)

ACCEPTED AND CONFIRMED:

By /s/ ILLEGIBLE
  ----------------------------------------------
Title ILLEGIBLE
      ------------------------------------------
Date  6/19/81
      -------------------------------------------

                      RENEWAL RENTAL SCHEDULE NO. BB-10RN6
                         (THE"RENEWAL RENTAL SCHEDULE")
                            DATED AS OF MAY 13, 1999
                    TO MASTER LEASE AGREEMENT NO. 8104NYP813
                              (THE "MASTER LEASE")
                           DATED AS OF MARCH 31, 1981


LESSOR                                          LESSEE

AMERICAN INCOME PARTNERS V-A                    XEROX CORPORATION
LIMITED PARTNERSHIP                             800 PHILLIPS ROAD
C/O EQUIS FINANCIAL GROUP                       WEBSTER, NY  14580
88 BROAD STREET
BOSTON, MA  02110


1.       LEASE TERM, PAYMENTS DATES.

         This Renewal Rental Schedule, between American Income Partners V-A, as Lessor, Lessor's interest therein having been previously sold and assigned by American Finance Group and Lessee incorporates by reference the terms and conditions of the Master Lease. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor those items of Equipment described on the attached Schedule B, for the Renewal Lease Term and at the Renewal Term Basic Rent payable on the Payment Dates hereinafter set forth on the attached Schedule A, on the terms and conditions set forth in the Master Lease.

2.       BASIC RENT.

         Renewal Term Basic Rent is computed by multiplying the Total Equipment Cost by the Renewal Lease Rate set forth on the attached Schedule A.

3.       SPECIAL RETURN CONDITIONS, STIPULATED LOSS VALUE.

         In furtherance, and not in limitation of, the use, maintenance and return conditions for the Equipment set forth in Sections 12-14 and 18 of the Master Lease, Lessee hereby agrees to return the Equipment to Lessor in accordance with all of the terms and conditions of the Master Lease and in compliance with the following special return conditions:

         1.       When loaded to its rated capacity, each Unit shall:

                  (a) Start under its own power and idle without water, hydraulic or fuel leaks.

                  (b) Move through its normal speed ranges in both forward and reverse, in normal operating manner, with and without full load.

                  (c) Steer right and left in both forward and reverse at manufacturer's designed turning radius (180 degrees).

                      RENEWAL RENTAL SCHEDULE NO. BB-10RN6
                                    PAGE TWO

                  (d) Be able to stop with its service brakes within a safe distance, in both forward and reverse.

                  (e) Lift, lower, and tilt normally with and without a load a minimum of three (3) times. Uprights, rollers, carriage, lift chains and channel assemble shall be in working condition, not twisted, cracked, bent or welded, normal wear and tear expected.

                  (f) Electric trucks, if purchased with batteries, must be returned with batteries that are capable of sustaining a charge that will permit use of the equipment for an eight (8) hour shift with no leaks.

                  (g) All motors shall operate without arcing and/or sparking.

         2. Each Unit's attachment(s), if any, shall perform all of its required functions, and each Unit's horn, parking brake, and lights shall be operational. In addition, each Unit shall have no torn seats.

         3. The Units shall have tires with at least fifty percent (50%) remaining tread each.

         4. Each Unit shall be complete with all originally-installed parts and pieces or same manufacturers new parts and pieces.

         5. All decals, numbers and customer identification shall be removed from Equipment. If removal is by Lessor or Lessor's agent, Lessee shall pay any reasonable costs associated therewith.

         6. Each Unit shall be cleaned, washed and without rust before being returned.

         Notwithstanding the provisions of the Master Lease, the Stipulated Loss Value for the Equipment during the Renewal Lease Term shall be equal to $6,500.00.

4.       ENTIRE AGREEMENT, MODIFICATION AND WAIVERS, EXECUTION IN COUNTERPARTS.

         This Renewal Rental Schedule and the Master Lease constitute the entire agreement between Lessee and Lessor with respect to the leasing of the Equipment. Lessee hereby represents, warrants and certifies that the representations and warranties of Lessee set forth in the Master Lease are true and correct as of the date hereof. Capitalized terms not defined herein shall have the meanings assigned to them in the Master Lease. To the extent any of the terms and conditions set forth in the Renewal Rental Schedule conflict with or are inconsistent with the Master Lease, this Renewal Rental Schedule shall govern and control. No amendment, modification or waiver of this Renewal Rental Schedule or the Master Lease will be effective unless evidenced by a writing signed by the party to be charged. This Renewal Rental Schedule may be executed in counterparts, all of which together shall constitute one and the same instrument.

                      RENEWAL RENTAL SCHEDULE NO. BB-10RN6
                                   PAGE THREE

The undersigned, being the duly authorized representative of the Lessee, hereby certifies that the items of Equipment described on the attached Schedule B have been duly delivered to the Lessee in good order and duly inspected and accepted by the Lessee as conforming in all respects with the requirements and provisions of the Master Lease, as of the Renewal Term Commencement Date state on the attached Schedule A.



LESSOR                                 LESSEE

AMERICAN INCOME PARTNERS V-A           XEROX CORPORATION
LIMITED PARTNERSHIP
BY: AFG LEASING IV INCORPORATED
TITLE:  GENERAL PARTNER

BY: /s/ GAIL OFGANT                    BY: /s/ Illegible
    --------------------------------           --------------------
    Gail Ofgant


TITLE: Sr. Vice President              TITLE: Leasing Consultant
       -----------------------------          ---------------------


         COUNTERPART NO. 1 OF 2 SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES - CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST MAY BE CREATED THROUGH THE TRANSER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

                             EQUIS FINANCIAL GROUP

                     SCHEDULE A - RENTAL SCHEDULE ECONOMICS


LESSEE: XEROX CORPORATION

LESSOR: EQUIS FINANCIAL GROUP

RENTAL SCHEDULE:                        BB-10RN6

LEASE TERMS (MONTHS):                   12

PRIMARY START DATE:                     6/01/1999

LEASE EXPIRATION DATE:                  5/31/2000

PAYMENT FREQUENCY:                      MONTHLY

ADVANCE/ARREARS:                        ADVANCE

LEASE RATE:                             .007153979

PER DIEM LEASE RATE:                    .000238466

PERIODIC RENT:                          $170.00

NUMBER OF PAYMENTS:                     12

TOTAL INTERIM REMT:                     $.00

PAYMENT COMMENCEMENT DATE:              6/1/1999

TOTAL EQUIPMENT COST:                   $23,763.00

DOCUMENTATIONS FEE:
                                        ------------

/s/ WAH      LESSEE INITIALS
    --------

/s/ GDO      LESSOR INITIALS
    --------

                              EQUIS FINANCIAL GROUP

                        SCHEDULE & EQUIPMENT DESCRIPTION

           RENTAL SCHEDULE AND ACCEPTANCE CERTIFICATE NUMER: BB-10RN6



LESSEE: XEROX CORPORATION

LESSOR: EQUIS FINANCIAL GROUP


                                                                                         Acceptance
Equipment Cost   Serial Number      Year Manufacturer         Model          Type        Date
----------------------------------------------------------------------------------------------------
     23,763.00   020D8930856        RAYMOND                   20IR30TT       FORKLIFT    6/01/1998
--------------
     23,763.00   Total for location BLDG 300 DOCK / 800 PHILLIPS RD   WEBSTER   NY  14580
--------------
--------------
     23,763.00   Total Equipment Cost

                     RENEWAL RENTAL SCHEDULE NO. BB-10RN6A1
                         (THE"RENEWAL RENTAL SCHEDULE")
                            DATED AS OF JUNE 1, 2000
                    TO MASTER LEASE AGREEMENT NO. 8104NYP813
                              (THE "MASTER LEASE")
                           DATED AS OF MARCH 13, 1981


LESSOR                                 LESSEE

AMERICAN INCOME PARTNERS V-A           XEROX CORPORATION
LIMITED PARTNERSHIP                    800 PHILLIPS ROAD
C/O EQUIS FINANCIAL GROUP              WEBSTER, NY  14580
88 BROAD STREET
BOSTON, MA  02110


1.       LEASE TERM, PAYMENTS DATES.

         This Renewal Rental Schedule, between American Income Partners V-A, as Lessor, Lessor's interest therein having been previously sold and assigned by American Finance Group and Lessee incorporates by reference the terms and conditions of the Master Lease. Lessor hereby leases to lessee and Lessee hereby leases from Lessor those items of Equipment described on the attached Schedule B,. for the Renewal Lease Term and at the Renewal Term Basic Rent payable on the Payment Dates hereinafter set forth on the attached Schedule A, on the terms and conditions set forth in the Master Lease.

2.       BASIC RENT.

         Renewal Term Basic Rent is computed by multiplying the Total Equipment Cost by the Renewal Lease Rate set forth on the attached Schedule A.

3.       SPECIAL RETURN CONDITIONS, STIPULATED LOSS VALUE.

         In furtherance, and not in limitation of, the use, maintenance and return conditions for the Equipment set forth in Sections 12-14 and 18 of the Master Lease, Lessee hereby agrees to return the Equipment to Lessor in accordance with all of the terms and conditions of the Master Lease and in compliance with the following special return conditions:

         1.       When loaded to its rated capacity, each Unit shall:

                  (a) Start under its own power and idle without water, hydraulic or fuel leaks.

                  (b) Move through its normal speed ranges in both forward and reverse, in normal operating manner, with and without full load.

                  (c) Steer right and left in both forward and reverse at manufacturer's designed turning radius (180 degrees).

                     RENEWAL RENTAL SCHEDULE NO. BB-10RN6A1
                                    PAGE TWO

                  (d) Be able to stop with its service brakes within a safe distance, in both forward and reverse.

                  (e) Lift, lower, and tilt normally with and without a load a minimum of three (3) times. Uprights, rollers, carriage, lift chains and channel assemble shall be in working condition, not twisted, cracked, bent or welded, normal wear and tear expected.

                  (f) Electric trucks, if purchased with batteries, must be returned with batteries that are capable of sustaining a charge that will permit use of the equipment for an eight (8) hour shift with no leaks.

                  (g) All motors shall operate without arcing and/or sparking.

         2. Each Unit's attachment(s), if any, shall perform all of its required functions, and each Unit's horn, parking brake, and lights shall be operational. In addition, each Unit shall have no torn seats.

         3. The Units shall have tires with at least fifty percent (50%) remaining tread each.

         4. Each Unit shall be complete with all originally-installed parts and pieces or same manufacturers new parts and pieces.

         5. All decals, numbers and customer identification shall be removed from Equipment. If removal is by Lessor or Lessor's agent, Lessee shall pay any reasonable costs associated therewith.

         6. Each Unit shall be cleaned, washed and without rust before being returned.

         Notwithstanding the provisions of the Master Lease, the Stipulated Loss Value for the Equipment during the Renewal Lease Term shall be equal to $7,500.00.

4.       ENTIRE AGREEMENT, MODIFICATION AND WAIVERS, EXECUTION IN COUNTERPARTS.

         This Renewal Rental Schedule and the Master Lease constitute the entire agreement between Lessee and Lessor with respect to the leasing of the Equipment. Lessee hereby represents, warrants and certifies that the representations and warranties of Lessee set forth in the Master Lease are true and correct as of the date hereof. Capitalized terms not defined herein shall have the meanings assigned to them in the Master Lease. To the extent any of the terms and conditions set forth in the Renewal Rental Schedule conflict with or are inconsistent with the Master Lease, this Renewal Rental Schedule shall govern and control. No amendment, modification or waiver of this Renewal Rental Schedule or the Master Lease will be effective unless evidenced by a writing signed by the party to be charged. This Renewal Rental Schedule may be executed in counterparts, all of which together shall constitute one and the same instrument.

                     RENEWAL RENTAL SCHEDULE NO. BB-10RN6A1
                                   PAGE THREE

The undersigned, being the duly authorized representative of the Lessee, hereby certifies that the items of Equipment described on the attached Schedule B have been duly delivered to the Lessee in good order and duly inspected and accepted by the Lessee as conforming in all respects with the requirements and provisions of the Master Lease, as of the Renewal Term Commencement Date state on the attached Schedule A.



LESSOR                                 LESSEE

AMERICAN INCOME PARTNERS V-A           XEROX CORPORATION
LIMITED PARTNERSHIP                    NEW #AU79610
BY: AFG LEASING IV INCORPORATED
TITLE:  GENERAL PARTNER

BY:  /s/ DEBRA SIMPSON                  BY: /s/ {ILLEGIBLE}
    --------------------                   --------------------
    Debra Simpson


TITLE: AUTHORIZED SIGNER               TITLE: LEASE CONSULTANT
       -----------------                      ----------------


         COUNTERPART NO. 1 OF 2 SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES - CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST MAY BE CREATED THROUGH THE TRANSER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

                             EQUIS FINANCIAL GROUP

                     SCHEDULE A - RENTAL SCHEDULE ECONOMICS


LESSEE:       XEROX CORPORATION

LESSOR:       EQUIS FINANCIAL GROUP

RENTAL SCHEDULE:                   BB-10RN6A1

LEASE TERMS (MONTHS):                      12

PRIMARY START DATE:                 6/01/2000

LEASE EXPIRATION DATE:              5/31/2001

PAYMENT FREQUENCY:                    MONTHLY

ADVANCE/ARREARS:                      ADVANCE

LEASE RATE:                        .007073803

PER DIEM LEASE RATE:               .000235793

PERIODIC RENT:                        $180.00

NUMBER OF PAYMENTS:                        12

TOTAL INTERIM RENT:                      $.00

PAYMENT COMMENCEMENT DATE:           6/1/2000

TOTAL EQUIPMENT COST:              $25,446.00

DOCUMENTATIONS FEE:
                                 ------------

/s/ JS       LESSEE INITIALS
    --------
/s/ DS       LESSOR INITIALS
    --------

                              EQUIS FINANCIAL GROUP

                        Schedule B Equipment Description

          RENTAL SCHEDULE AND ACCEPTANCE CERTIFICATE NUMER: BB-10RN6A1

LESSEE: XEROX CORPORATION

LESSOR: EQUIS FINANCIAL GROUP


                                                                                         Acceptance
Equipment Cost   Serial Number      Year Manufacturer         Model          Type        Date
----------------------------------------------------------------------------------------------------
     25,446.00   020D8930820        RAYMOND                   20IR40TT       FORKLIFT    6/01/2000
--------------
     25,446.00   Total for location BLDG 300 DOCK / 800 PHILLIPS RD   WEBSTER   NY  14580
--------------
--------------
     25,446.00   Total Equipment Cost

                     RENEWAL RENTAL SCHEDULE NO. BB-10RN6B2
                         (THE"RENEWAL RENTAL SCHEDULE")
                           DATED AS OF APRIL 16, 1998
                    TO MASTER LEASE AGREEMENT NO. 8104NYP813
                              (THE "MASTER LEASE")
                           DATED AS OF MARCH 13, 1981


LESSOR                                 LESSEE

AMERICAN INCOME PARTNERS V-A           XEROX CORPORATION
LIMITED PARTNERSHIP                    800 PHILLIPS ROAD
C/O EQUIS FINANCIAL GROUP              WEBSTER, NY  14580
88 BROAD STREET
BOSTON, MA  02110


1.       LEASE TERM, PAYMENTS DATES.

         This Renewal Rental Schedule, between American Income Partners V-A, as Lessor, Lessor's interest therein having been previously sold and assigned by American Finance Group and Lessee incorporates by reference the terms and conditions of the Master Lease. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor those items of Equipment described on the attached Schedule B,. for the Renewal Lease Term and at the Renewal Term Basic Rent payable on the Payment Dates hereinafter set forth on the attached Schedule A, on the terms and conditions set forth in the Master Lease.

2.       BASIC RENT.

         Renewal Term Basic Rent is computed by multiplying the Total Equipment Cost by the Renewal Lease Rate set forth on the attached Schedule A.

3.       SPECIAL RETURN CONDITIONS, STIPULATED LOSS VALUE.

         In furtherance, and not in limitation of, the use, maintenance and return conditions for the Equipment set forth in Sections 12-14 and 18 of the Master Lease, Lessee hereby agrees to return the Equipment to Lessor in accordance with all of the terms and conditions of the Master Lease and in compliance with the following special return conditions:

         1.       When loaded to its rated capacity, each Unit shall:

                  (a) Start under its own power and idle without water, hydraulic or fuel leaks.

                  (b) Move through its normal speed ranges in both forward and reverse, in normal operating manner, with and without full load.

                  (c) Steer right and left in both forward and reverse at manufacturer's designed turning radius (180 degrees).

                     RENEWAL RENTAL SCHEDULE NO. BB-10RN6B2
                                    PAGE TWO

                  (d) Be able to stop with its service brakes within a safe distance, in both forward and reverse.

                  (e) Lift, lower, and tilt normally with and without a load a minimum of three (3) times. Uprights, rollers, carriage, lift chains and channel assemble shall be in working condition, not twisted, cracked, bent or welded, normal wear and tear expected.

                  (f) Electric trucks, if purchased with batteries, must be returned with batteries that are capable of sustaining a charge that will permit use of the equipment for an eight (8) hour shift with no leaks.

                  (g) All motors shall operate without arcing and/or sparking.


         2. Each Unit's attachment(s), if any, shall perform all of its required functions, and each Unit's horn, parking brake, and lights shall be operational. In addition, each Unit shall have no torn seats.

         3. The Units shall have tires with at least fifty percent (50%) remaining tread each.

         4. Each Unit shall be complete with all originally-installed parts and pieces or same manufacturers new parts and pieces.

         5. All decals, numbers and customer identification shall be removed from Equipment. If removal is by Lessor or Lessor's agent, Lessee shall pay any reasonable costs associated therewith.

         6. Each Unit shall be cleaned, washed and without rust before being returned.

         Notwithstanding the provisions of the Master Lease, the Stipulated Loss Value for the Equipment during the Renewal Lease Term shall be equal to $7,130.00.

4.       ENTIRE AGREEMENT, MODIFICATION AND WAIVERS, EXECUTION IN COUNTERPARTS.

         This Renewal Rental Schedule and the Master Lease constitute the entire agreement between Lessee and Lessor with respect to the leasing of the Equipment. Lessee hereby represents, warrants and certifies that the representations and warranties of Lessee set forth in the Master Lease are true and correct as of the date hereof. Capitalized terms not defined herein shall have the meanings assigned to them in the Master Lease. To the extent any of the terms and conditions set forth in the Renewal Rental Schedule conflict with or are inconsistent with the Master Lease, this Renewal Rental Schedule shall govern and control. No amendment, modification or waiver of this Renewal Rental Schedule or the Master Lease will be effective unless evidenced by a writing signed by the party to be charged. This Renewal Rental Schedule may be executed in counterparts, all of which together shall constitute one and the same instrument.

                     RENEWAL RENTAL SCHEDULE NO. BB-10RN6B2
                                   PAGE THREE

The undersigned, being the duly authorized representative of the Lessee, hereby certifies that the items of Equipment described on the attached Schedule B have been duly delivered to the Lessee in good order and duly inspected and accepted by the Lessee as conforming in all respects with the requirements and provisions of the Master Lease, as of the Renewal Term Commencement Date state on the attached Schedule A.



LESSOR                                 LESSEE

AMERICAN INCOME PARTNERS V-A           XEROX CORPORATION
LIMITED PARTNERSHIP
BY: AFG LEASING IV INCORPORATED
TITLE:  GENERAL PARTNER

BY:  /s/ GAIL OFGANT                    BY: /s/ ILLEGIBLE
    --------------------                   --------------------

TITLE: Vice-President               TITLE: Leasing Specialist
       --------------                      ------------------
                                           PO# AUDOO47930


         COUNTERPART NO. 1 OF 2 SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES - CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST MAY BE CREATED THROUGH THE TRANSER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

                             EQUIS FINANCIAL GROUP

                     SCHEDULE A - RENTAL SCHEDULE ECONOMICS


LESSEE: XEROX CORPORATION

LESSOR: EQUIS FINANCIAL GROUP

RENTAL SCHEDULE:                   BB-10RN6B2

LEASE TERMS (MONTHS):                      24

PRIMARY START DATE:                 6/01/1998

LEASE EXPIRATION DATE:              5/31/2000

PAYMENT FREQUENCY:                    MONTHLY

ADVANCE/ARREARS:                      ADVANCE

LEASE RATE:                        .006714220

PER DIEM LEASE RATE:               .000223807

PERIODIC RENT:                        $159.55

NUMBER OF PAYMENTS:                        24

TOTAL INTERIM RENT:                      $.00

PAYMENT COMMENCEMENT DATE:          6/01/1998

TOTAL EQUIPMENT COST:              $23,763.00

DOCUMENTATIONS FEE:
                                 ------------

/s/ ILLEGIBLE  LESSEE INITIALS
    ---------
/s/ GO         LESSOR INITIALS
    ---------

                             EQUIS FINANCIAL GROUP

                        Schedule B Equipment Description

LESSEE: XEROX CORPORATION

LESSOR: EQUIS FINANCIAL GROUP


                                                                                         Acceptance
Equipment Cost   Serial Number      Year Manufacturer         Model          Type        Date
----------------------------------------------------------------------------------------------------
     23,763.00   020D8930850        RAYMOND                   20IR30TT       FORKLIFT    6/01/1999
--------------
     23,763.00   Total for location BLDG 300 DOCK / 800 PHILLIPS RD   WEBSTER   NY  14580
--------------
--------------
     23,763.00   Total Equipment Cost


                                  Page 1                                                                  Original
-----------------------------------------------------------------------------------------------------------------------------------
Xerox  Purchase Order             This number must
Xerox Square                      appear on all       Order No.      Illegible       Order Date           Contract No.
Rochester, NY  14802              shipments and
                                  packages related
                                  to this order.
-----------------------------------------------------------------------------------------------------------------------------------

                                                      AU00047930                     14May1998            AU00047930
-----------------------------------------------------------------------------------------------------------------------------------
To:         Equis Financial Group               Ship to:    Bldg 843 800 Salt Rd
            88 Broad Street                                             Webster, NY  14580

            Boston, MA  02110

-----------------------------------------------------------------------------------------------------------------------------------
Ship via                                                 F.O.B                                       Terms
-----------------------------------------------------------------------------------------------------------------------------------
PER STANDARD INSTRUCTIONS                                ORIG. COL.                                  AUTO PAY-   OF EACH MONTH
-----------------------------------------------------------------------------------------------------------------------------------
Illegible
-----------------------------------------------------------------------------------------------------------------------------------
                ORDER INFORMATION                                          PRICE INFORMATION                 DELIVERY INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------
ITEM NO    QUANTITY     Last         XEROX  PART  ILL        Code, Size,   Quantity     Ill   Unit Price  Quantity       Ill   Date
                        Purchase                             Model,
                                                             Type. ETC.
-----------------------------------------------------------------------------------------------------------------------------------

SCHEDULE NUMBER:        SEE BELOW
EFFECTIVE DATE::        01JUN1998   EXPIRATION DATE: 31MAY2000
           TERMS AND CONDITIONS OF THIS LEASE ARE AS CONTAINED IN
           THE ABOVE REFERENCED MASTER LEASE AGREEMENT.
           THIS REPLACES ORDER NO. AU00033591
EMIT TO 269449-001  EQUIS FINANCIAL GROUP
01      24LOTMONTHLY PAYMENT    01JUN1998-01MAY2000                 15955

-----------------------------------------------------------------------------------------------------------------------------------
ILLEGIBLE

-----------------------------------------------------------------------------------------------------------------------------------
    **GOODS DELIVERED/SHIPPED PRIOR TO THE DATE SPECIFIED MAY BE RETURNED TO SELLER OR STORED BY BUYER AT SELLER'S EXPENSE.

-------------------------------------------------------                           -------------------------------------------------
SEND INVOICE IN TRIPLICATE WITH BILL OF LADING TO OUR                               EXEMPT FROM NEW YORK  STATE
ACCOUNTS PAYABLE DEPT. AS INDICATED BELOW:                                          AND LOCAL SALES TAXES UNDER
                                                                                    CERTIFICATE NUMBER 0000-99P
PO BOX 20429, ROCHESTER, NY  14602-0420
                                                                                    XEROX CORPORATION-MATERIALS
                                                                                    MANAGEMENT DEPT.
                                                                                    THE JOSEPH D. WILSON CENTER FOR
                                                                                    TECHNOLOGY, 208-89P
                                                                                    WEBSTER, NY  14580
                                                                                    PHONE: 716-722-1000
-------------------------------------------------------
                                                                                    ------------------
INVOICE, PACKING LIST AND ALL CARTONS MUST REFERENCE                                DIRECT ANY                MICHAEL T. RYAN
PURCHASE ORDER NUMBER, ITEM NUMBER AND APPLICABLE                                   INQUIRIES TO BUYER        422-8274
PART NUMBER(S) AND BLUE PRINT REV, LEVEL.                                           ------------------
                                                                                    FORM EWPQ1A /s/ ARTHUR C. {ILLEGIBLE}
                                                                                                -------------------------
                                                                                                Arthur C. {Illegible}

                     RENEWAL RENTAL SCHEDULE NO. BB-10RN7B1
                         (THE"RENEWAL RENTAL SCHEDULE")
                          DATED AS OF DECEMBER 21, 1999
                    TO MASTER LEASE AGREEMENT NO. 8104NYP813
                              (THE "MASTER LEASE")
                           DATED AS OF MARCH 13, 1981


LESSOR                                 LESSEE

AMERICAN INCOME PARTNERS V-A           XEROX CORPORATION
LIMITED PARTNERSHIP                    800 PHILLIPS ROAD
C/O EQUIS FINANCIAL GROUP              WEBSTER, NY  14580
88 BROAD STREET
BOSTON, MA  02110


1.       LEASE TERM, PAYMENTS DATES.

         This Renewal Rental Schedule, between American Income Partners V-A, as Lessor, Lessor's interest therein having been previously sold and assigned by American Finance Group and Lessee incorporates by reference the terms and conditions of the Master Lease. Lessor hereby leases to lessee and Lessee hereby leases from Lessor those items of Equipment described on the attached Schedule B,. for the Renewal Lease Term and at the Renewal Term Basic Rent payable on the Payment Dates hereinafter set forth on the attached Schedule A, on the terms and conditions set forth in the Master Lease.

2.       BASIC RENT.

         Renewal Term Basic Rent is computed by multiplying the Total Equipment Cost by the Renewal Lease Rate set forth on the attached Schedule A.

3.       SPECIAL RETURN CONDITIONS, STIPULATED LOSS VALUE.

         In furtherance, and not in limitation of, the use, maintenance and return conditions for the Equipment set forth in Sections 12-14 and 18 of the Master Lease, Lessee hereby agrees to return the Equipment to Lessor in accordance with all of the terms and conditions of the Master Lease and in compliance with the following special return conditions:

         1.       When loaded to its rated capacity, each Unit shall:

                  (a) Start under its own power and idle without water, hydraulic or fuel leaks.

                  (b) Move through its normal speed ranges in both forward and reverse, in normal operating manner, with and without full load.

                  (c) Steer right and left in both forward and reverse at manufacturer's designed turning radius (180 degrees).

                     RENEWAL RENTAL SCHEDULE NO. BB-10RN7B1
                                    PAGE TWO

                  (d) Be able to stop with its service brakes within a safe distance, in both forward and reverse.

                  (e) Lift, lower, and tilt normally with and without a load a minimum of three (3) times. Uprights, rollers, carriage, lift chains and channel assemble shall be in working condition, not twisted, cracked, bent or welded, normal wear and tear expected.

                  (f) Electric trucks, if purchased with batteries, must be returned with batteries that are capable of sustaining a charge that will permit use of the equipment for an eight (8) hour shift with no leaks.

                  (g) All motors shall operate without arcing and/or sparking.

         2. Each Unit's attachment(s), if any, shall perform all of its required functions, and each Unit's horn, parking brake, and lights shall be operational. In addition, each Unit shall have no torn seats.

         3. The Units shall have tires with at least fifty percent (50%) remaining tread each.

         4. Each Unit shall be complete with all originally-installed parts and pieces or same manufacturers new parts and pieces.

         5. All decals, numbers and customer identification shall be removed from Equipment. If removal is by Lessor or Lessor's agent, Lessee shall pay any reasonable costs associated therewith.

         6. Each Unit shall be cleaned, washed and without rust before being returned.

         Notwithstanding the provisions of the Master Lease, the Stipulated Loss Value for the Equipment during the Renewal Lease Term shall be equal to $7,000.00.

4.       ENTIRE AGREEMENT, MODIFICATION AND WAIVERS, EXECUTION IN COUNTERPARTS.

         This Renewal Rental Schedule and the Master Lease constitute the entire agreement between Lessee and Lessor with respect to the leasing of the Equipment. Lessee hereby represents, warrants and certifies that the representations and warranties of Lessee set forth in the Master Lease are true and correct as of the date hereof. Capitalized terms not defined herein shall have the meanings assigned to them in the Master Lease. To the extent any of the terms and conditions set forth in the Renewal Rental Schedule conflict with or are inconsistent with the Master Lease, this Renewal Rental Schedule shall govern and control. No amendment, modification or waiver of this Renewal Rental Schedule or the Master Lease will be effective unless evidenced by a writing signed by the party to be charged. This Renewal Rental Schedule may be executed in counterparts, all of which together shall constitute one and the same instrument.

                     RENEWAL RENTAL SCHEDULE NO. BB-10RN7B1
                                   PAGE THREE

The undersigned, being the duly authorized representative of the Lessee, hereby certifies that the items of Equipment described on the attached Schedule B have been duly delivered to the Lessee in good order and duly inspected and accepted by the Lessee as conforming in all respects with the requirements and provisions of the Master Lease, as of the Renewal Term Commencement Date state on the attached Schedule A.



LESSOR                                 LESSEE

AMERICAN INCOME PARTNERS V-A           XEROX CORPORATION
LIMITED PARTNERSHIP                    AU72672
BY: AFG LEASING IV INCORPORATED
TITLE:  GENERAL PARTNER

BY: /s/ GAIL OFGANT                     BY: /s/ ILLEGIBLE
    --------------------                   --------------------

TITLE: Sr. Vice-president              TITLE: Lease Consultant
       ------------------                     ----------------


         COUNTERPART NO. 1 OF 2 SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES - CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST MAY BE CREATED THROUGH THE TRANSER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

                             EQUIS FINANCIAL GROUP

                     SCHEDULE A - RENTAL SCHEDULE ECONOMICS


LESSEE: XEROX CORPORATION

LESSOR: EQUIS FINANCIAL GROUP

RENTAL SCHEDULE:                   BB-10RN7B1

LEASE TERMS (MONTHS):                      12

PRIMARY START DATE:                 1/01/2000

LEASE EXPIRATION DATE:              12/31/2000

PAYMENT FREQUENCY:                     MONTHLY

ADVANCE/ARREARS:                       ADVANCE

LEASE RATE:                         .007153979

PER DIEM LEASE RATE:                .000238466

PERIODIC RENT:                         $170.00

NUMBER OF PAYMENTS:                         12

TOTAL INTERIM REMT:                       $.00

PAYMENT COMMENCEMENT DATE:           1/01/2000

TOTAL EQUIPMENT COST:               $23,763.00

DOCUMENTATIONS FEE:
                                   ------------

/s/ ILLEGIBLE   [LESSEE INITIALS]
    ----------
/s/ GO          [LESSOR INITIALS]
    ----------

                              EQUIS FINANCIAL GROUP

                        SCHEDULE B EQUIPMENT DESCRIPTION


LESSEE: XEROX CORPORATION

LESSOR: EQUIS FINANCIAL GROUP


                                                                                         Acceptance
Equipment Cost   Serial Number      Year Manufacturer         Model          Type        Date
----------------------------------------------------------------------------------------------------
     23,763.00   020D8930835        RAYMOND                   20IR30TT       FORKLIFT    1/01/2000
--------------
     23,763.00   Total for location BLDG 300 DOCK / 800 PHILLIPS RD   WEBSTER   NY  14580
--------------
--------------
     23,763.00   Total Equipment Cost

                      RENEWAL RENTAL SCHEDULE NO. BB-12RN5A
                         (THE"RENEWAL RENTAL SCHEDULE")
                             DATED AS OF MAY 1, 2000
                    TO MASTER LEASE AGREEMENT NO. 8104NYP8134
                              (THE "MASTER LEASE")
                           DATED AS OF MARCH 13, 1981


LESSOR                                 LESSEE
AMERICAN INCOME PARTNERS V-A           XEROX CORPORATION
LIMITED PARTNERSHIP                    800 PHILLIPS ROAD
C/O EQUIS FINANCIAL GROUP              WEBSTER, NY  14580
88 BROAD STREET
BOSTON, MA  02110


1.       LEASE TERM, PAYMENTS DATES.

         This Renewal Rental Schedule, between American Income Partners V-A, as Lessor, Lessor's interest therein having been previously sold and assigned by American Finance Group and Lessee incorporates by reference the terms and conditions of the Master Lease. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor those items of Equipment described on the attached Schedule B,. for the Renewal Lease Term and at the Renewal Term Basic Rent payable on the Payment Dates hereinafter set forth on the attached Schedule A, on the terms and conditions set forth in the Master Lease.

2.       BASIC RENT.

         Renewal Term Basic Rent is computed by multiplying the Total Equipment Cost by the Renewal Lease Rate set forth on the attached Schedule A.

3.       SPECIAL RETURN CONDITIONS, STIPULATED LOSS VALUE.

         1.       When loaded to its rated capacity, each Unit shall:

                  (a) Start under its own power and idle without water, hydraulic or fuel leaks.

                  (b) Move through its normal speed ranges in both forward and reverse, in normal operating manner, with and without full load.

                  (c) Steer right and left in both forward and reverse at manufacturer's designed turning radius (180 degrees).

                  (d) Be able to stop with its service brakes within a safe distance, in both forward and reverse.

                      RENEWAL RENTAL SCHEDULE NO. BB-12RN5A
                                    PAGE TWO

                  (e) Lift, lower, and tilt normally with and without a load a minimum of three (3) times. Uprights, rollers, carriage, lift chains and channel assemble shall be in working condition, not twisted, cracked, bent or welded, normal wear and tear expected.

                  (f) Electric trucks, if purchased with batteries, must be returned with batteries that are capable of sustaining a charge that will permit use of the equipment for an eight (8) hour shift with no leaks.

                  (g) All motors shall operate without arcing and/or sparking.

         2. Each Unit's attachment(s), if any, shall perform all of its required functions, and each Unit's horn, parking brake, and lights shall be operational. In addition, each Unit shall have no torn seats.

         3. The Units shall have tires with at lease fifty percent (50%) remaining tread each.

         4. Each Unit shall be complete with all originally-installed parts and pieces or same manufacturers new parts and pieces.

         5. All decals, numbers and customer identification shall be removed from Equipment. If removal is by Lessor or Lessor's agent, Lessee shall pay any reasonable costs associated therewith.

         6. Each Unit shall be cleaned, washed and without rust before being returned.

         Notwithstanding the provisions of the Master Lease, the Stipulated Loss Value for the Equipment during the Renewal Lease Term shall be equal to $8,000.00.

         4.       ENTIRE AGREEMENT, MODIFICATION AND WAIVERS, EXECUTION IN
                  COUNTERPARTS.

         This Renewal Rental Schedule and the Master Lease constitute the entire agreement between Lessee and Lessor with respect to the leasing of the Equipment. Lessee hereby represents, warrants and certifies that the representations and warranties of Lessee set forth in the Master Lease are true and correct as of the date hereof. Capitalized terms not defined herein shall have the meanings assigned to them in the Master Lease. To the extent any of the terms and conditions set forth in the Renewal Rental Schedule conflict with or are inconsistent with the Master Lease, this Renewal Rental Schedule shall govern and control. No amendment, modification or waiver of this Renewal Rental Schedule or the Master Lease will be effective unless evidenced by a writing signed by the party to be charged. This Renewal Rental Schedule may be executed

                     RENEWAL RENTAL SCHEDULE NO. BB-10RN7B1
                                   PAGE THREE

in counterparts, all of which together shall constitute one and the same instrument.

The undersigned, being the duly authorized representative of the Lessee, hereby certifies that the items of Equipment described on the attached Schedule B have been duly delivered to the Lessee in good order and duly inspected and accepted by the Lessee as conforming in all respects with the requirements and provisions of the Master Lease, as of the Renewal Term Commencement Date state on the attached Schedule A.



LESSOR                                 LESSEE

AMERICAN INCOME PARTNERS V-A           XEROX CORPORATION
LIMITED PARTNERSHIP                    AU72672
BY: AFG LEASING IV INCORPORATED
TITLE:  GENERAL PARTNER

BY: /s/ GAIL OFGANT                    BY: /s/ ILLEGIBLE
    --------------------                   --------------------

TITLE: Vice-President                  TITLE: Lease Consultant
       -----------------                      -----------------

DATE: 9-21-00                          DATE: 10/5/00
      ------------------                     ------------------


         COUNTERPART NO. 1 OF 2 SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT IF ANY THAT THIS DOCUMENT CONSTITUTES - CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST MAY BE CREATED THROUGH THE TRANSER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

                             EQUIS FINANCIAL GROUP

                     SCHEDULE A - RENTAL SCHEDULE ECONOMICS


LESSEE: XEROX CORPORATION

LESSOR: EQUIS FINANCIAL GROUP

RENTAL SCHEDULE:                    BB-12RN5A

LEASE TERMS (MONTHS):                      12

PRIMARY START DATE:                 3/01/2000

LEASE EXPIRATION DATE:              4/30/2001

PAYMENT FREQUENCY:                    MONTHLY

ADVANCE/ARREARS:                      ADVANCE

LEASE RATE:                        .007353800

PER DIEM LEASE RATE:               .000245127

PERIODIC RENT:                        $125.00

NUMBER OF PAYMENTS:                        12

TOTAL INTERIM RENT:                      $.00

PAYMENT COMMENCEMENT DATE:          5/01/2000

TOTAL EQUIPMENT COST:              $16,998.00

DOCUMENTATIONS FEE:
                                 ------------

/s/ ILLEGIBLE    LESSEE INITIALS
    ------------
/s/ GO           LESSOR INITIALS
    ------------

                              EQUIS FINANCIAL GROUP

                        SCHEDULE & EQUIPMENT DESCRIPTION

           RENTAL SCHEDULE AND ACCEPTANCE CERTIFICATE NUMER: BB-12RN5A


LESSEE: XEROX CORPORATION

LESSOR: EQUIS FINANCIAL GROUP


                                                                                         Acceptance
Equipment Cost   Serial Number      Year Manufacturer         Model       Type           Date
----------------------------------------------------------------------------------------------------
     16,998.00   N479596            YALE                      MED30       PALLET TRUCK   5/01/2000
--------------
     16,998.00   Total for location BLDG 300 DOCK / 800 PHILLIPS RD   WEBSTER   NY  14580
--------------
--------------
     16,998.00   Total Equipment Cost

EW01  AUTOMATIC PAYMENT CREATE/UPDATE           5/10/00 14:58:48
LONG TERM PURCHASE AGREEMENT NO. AU00082127         SECURITY=      UNCLASSIFIED
*****PAYMENT SCHEDULE
PAY                  PAY               REMIT       REMIT
DATE                AMOUNT             SUPPLR      KEY
01MAY2000        000002015.00          269449      001     ---COMMENTS---
01JUN2000        00000125.00           269449      001
01JUL2000        00000125.00           269449      001
01AUG2000        00000125.00           269449      001
01SEP2000        00000125.00           269449      001
01OCT2000        00000125.00           269449      001
01NOV2000        00000125.00           269449      001
01DEC2000        00000125.00           269449      001
01JAN2001        00000125.00           269449      001
01FEB2001        00000125.00           269449      001
01MAR2001        00000125.00           269449      001
01APR2001        00000125.00           269449      001


EDIT PAYMENT SCHEDULE AND DEPRESS ENTER